AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 21, 2000, by and among PACIFIC DEVELOPMENT CORPORATION, a Colorado corporation ("PACIFIC"), CHESHIRE HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), and the persons listed on Exhibit A attached hereto and made a part hereof, being the executive officers of PACIFIC and HOLDINGS ("MANAGEMENT"), CHESHIRE DISTRIBUTORS, INC., a Delaware corporation ("DISTRIBUTORS"), and the persons listed on Exhibit B attached hereto and made a part hereof (each, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                              W I T N E S S E T H:
                          ----------------------------

     WHEREAS, PACIFIC owns beneficially and of record all of the issued and outstanding shares of capital stock of HOLDINGS; and

     WHEREAS, the STOCKHOLDERS own beneficially and of record all of the issued and outstanding shares of capital stock of DISTRIBUTORS; and

     WHEREAS, DISTRIBUTORS desires to merge with and into HOLDINGS, and PACIFIC and HOLDINGS desire to have DISTRIBUTORS merge with and into HOLDINGS, with HOLDINGS being the surviving corporation, in consideration of the issuance by PACIFIC of shares of its common stock in exchange for all of the shares of common stock of DISTRIBUTORS outstanding at the effective time of the merger; and

     WHEREAS, for federal income tax purposes it is intended that the foregoing merger transaction shall qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), all upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the "GCL").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Merger

     (a) Merger; Surviving Corporation. In accordance with the provisions of this Agreement and the GCL, at the Effective Time (as defined in Section 1(e) hereof), DISTRIBUTORS shall be merged with and into HOLDINGS (the "Merger"), and HOLDINGS shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware, under the name Cheshire Holdings, Inc. At the Effective Time, the separate existence of DISTRIBUTORS shall cease. In addition, PACIFIC shall have its name changed to Cheshire Distributors, Inc. and its state of domicile shall be moved to Delaware. All properties, franchises and rights belonging to DISTRIBUTORS and HOLDINGS, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall be responsible for all the liabilities and obligations of each of HOLDINGS and DISTRIBUTORS. The Merger will otherwise also have the effects set forth in
Section 259 of the GCL.

     It is intended that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

         (b) Certificate of Incorporation. The Certificate of Incorporation of HOLDINGS in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided by law or by such Certificate of Incorporation.

         (c) By-laws. The By-laws of HOLDINGS in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided by law, by the Certificate of Incorporation of the Surviving Corporation or by such By-laws.

         (d) Directors and Officers. PACIFIC and HOLDINGS shall cause their respective directors to tender their resignations as directors, effective as of the Effective Time, and DISTRIBUTORS, shall designate and elect, as of the Effective Time, a new Board of Directors of the Surviving Corporation, which shall consist of the individuals identified on Exhibit C. Commencing at the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Exhibit C. Each of the directors and officers of the Surviving Corporation shall hold their respective offices in accordance with the By-laws of the Surviving Corporation.

         (e) Effective Time. The Merger shall become effective at the time of filing of a certificate of merger in the form attached as Exhibit D to this Agreement with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the GCL (the "Certificate of Merger"). The Certificate of Merger shall be filed immediately after fulfillment of the conditions set forth in Section 6 hereof. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

         (f)      Conversion of Securities.

                  (1) Each holder of a share of Common Stock, par value $.01 per share, of DISTRIBUTORS ("DISTRIBUTORS Common Stock") issued and outstanding immediately prior to the Effective Time (except for shares of DISTRIBUTORS Common Stock then held in the treasury of DISTRIBUTORS, which shares shall be canceled, and, if appraisal rights are available under the GCL, other than shares of DISTRIBUTORS Common Stock as to which a demand for appraisal shall have been duly perfected in accordance with the GCL) shall, by virtue of the Merger and without any action on the part of such holder, receive that number of shares of Common Stock, par value $.001 per share, of PACIFIC ("PACIFIC Common Stock") equal to the Stock Consideration (as hereinafter defined) multiplied by the Exchange Percentage (as hereinafter defined) and multiplied by the number of shares held by such STOCKHOLDER. The shareholdings of each of the STOCKHOLDERS in Pacific upon completion of the merger shall be as set forth on Exhibit E.

                  (2) "Stock Consideration" shall mean 10,000,000 shares of PACIFIC Common Stock (the "Stock Consideration"). "Exchange Percentage"shall mean 4,957.858 shares of PACIFIC Common Stock for each share of CHESHIRE Common Stock.

                  (3) Each security convertible into common shares and each warrant exercisable into common shares of DISTRIBUTORS shall be recast in accordance with their terms so that for each share of DISTRIBUTORS into which such security or warrant is convertible or exercisable, as the case may be, the holder shall receive the right to receive 4,957.858 shares of the stock of PACIFIC in accordance with the Exchange Percentage, provided that in no event shall the number of shares of PACIFIC issued to the STOCKHOLDERS upon the completion of the merger exceed 10,000,000.

                  (4) As of the Effective Time, the holders of certificates representing shares of DISTRIBUTORS Common Stock shall cease to have any rights as stockholders of DISTRIBUTORS, except such rights, if any, as they may have pursuant to the GCL, and, except as otherwise expressly set forth herein, their sole right shall be the right to receive PACIFIC Common Stock in accordance with the provisions of this Agreement.

         (h) Surrender and Payment. PACIFIC shall, at the Effective Time and upon surrender of a DISTRIBUTORS Certificate (hereinafter defined), deliver to each holder of record of one or more certificates representing DISTRIBUTORS Common Stock (collectively, the "DISTRIBUTORS Certificates") that has been converted into PACIFIC Common Stock as set forth in Section 1(f), a certificate or certificates representing the number of PACIFIC Common Stock into which the shares represented by the DISTRIBUTORS Certificate so surrendered shall have been converted as provided in Section 1(f). If any PACIFIC Common Stock is to be issued in a name other than that in which a DISTRIBUTORS Certificate so surrendered is then registered, it shall be a condition of such exchange that the DISTRIBUTORS Certificate surrendered be accompanied by payment of any applicable transfer taxes and documents required for a valid transfer in the reasonable judgment of PACIFIC and its counsel. From and after the Effective Time, until so surrendered, each DISTRIBUTORS Certificate shall be deemed for all corporate purposes, except as set forth below, to evidence the number of PACIFIC Common Stock into which the DISTRIBUTORS Common Stock represented by such DISTRIBUTORS Certificate shall have been converted. Unless and until any DISTRIBUTORS Certificate shall be so surrendered, the holder of such DISTRIBUTORS Certificate shall have no right to vote or to receive any dividends or other distributions made to holders of record of PACIFIC Common Stock after the Effective Time. Upon surrender of a DISTRIBUTORS Certificate, the holder of record thereof shall receive, together with certificates representing PACIFIC Common Stock to which he shall be entitled in accordance with Section 1(f), all dividends and other distributions which shall have theretofore been paid or made to holders of record of PACIFIC Common Stock after the Effective Time with respect to such shares. PACIFIC shall be authorized to deliver certificates for PACIFIC Common Stock attributable to any DISTRIBUTORS Certificate theretofore issued which has been lost or destroyed upon receipt of satisfactory evidence of ownership of the shares of DISTRIBUTORS Common Stock formerly represented thereby and of appropriate indemnification of PACIFIC. Exhibit B annexed hereto sets forth each holder of record of DISTRIBUTORS Common Stock, the number of shares of DISTRIBUTORS Common Stock owned by such holder, and the DISTRIBUTORS Certificate(s) representing the shares of DISTRIBUTORS Common Stock owned by such holder.

         (i) Fractional Shares. No fractional shares shall be issued by PACIFIC in the Merger. Each fractional interest in an PACIFIC Common Share which would otherwise be issued as a result of the Merger shall be rounded to the nearest whole PACIFIC Common Share.

         (j) No Further Transfers. At the Effective Time, the stock transfer books of DISTRIBUTORS shall be closed and no further transfers of DISTRIBUTORS Common Stock shall thereafter be made or be effective.

         2. Representations and Warranties of DISTRIBUTORS and the STOCKHOLDERS. DISTRIBUTORS and the STOCKHOLDERS, severally and solely with respect to himself and itself as to such STOCKHOLDER'S stock interest in DISTRIBUTORS, hereby represent, warrant and agree with PACIFIC as follows:

                  (a) Organization and Standing. DISTRIBUTORS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

                  (b) Capitalization. As of the Closing Date, DISTRIBUTORS' entire authorized equity capital consists of 3,000 shares of Common Stock $.01 par value, of which 2,017 shares of Common Stock will be outstanding as of the Closing. As of the Closing Date, a maximum of 100 additional shares of Common Stock will be issuable, assuming the exercise of all warrants and conversion of all convertible notes at a price not less than $15,000 per DISTRIBUTOR's share. Aside from the above-described issued and authorized shares, as of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which DISTRIBUTORS or the STOCKHOLDERS are bound calling for the issuance of any additional shares of common stock or any other voting or equity security. The issued and outstanding DISTRIBUTORS Common Stock constitute one hundred (100%) percent of the equity of DISTRIBUTORS, which includes, inter alia, one hundred (100%) percent of DISTRIBUTORS' voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

                  (c) Ownership of DISTRIBUTORS' Stock. Each STOCKHOLDER warrants and represents, severally, that as of the date hereof, such STOCKHOLDER is the sole owner of the DISTRIBUTORS Common Stock listed by his or her name on Exhibit B, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the DISTRIBUTORS Common Stock so listed have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable state securities laws and that such Common Stock are subject to the terms of a Shareholders' Agreement which will terminate according to its terms upon completion of the merger..

                  (d) Taxes. DISTRIBUTORS has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on DISTRIBUTORS. DISTRIBUTORS' income tax returns have never been audited by any authority empowered to do so.

                  (e) Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting DISTRIBUTORS, or against the STOCKHOLDERS that arise out of their operation of DISTRIBUTORS, except as described in Schedule 2(e) attached hereto. DISTRIBUTORS is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the `33 Act, the Securities Exchange Act of 1934, as amended (the "'34 Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

                  (f) Governmental Regulation. DISTRIBUTORS holds the licenses and registrations necessary to permit it to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Schedule 2(f), attached hereto, is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

                  (g) Ownership of Assets. Except as set forth in Schedule 2(g) attached hereto, DISTRIBUTORS has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by DISTRIBUTORS as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement.

                  (h) No Interest in Suppliers, Customers, Landlords or Competitors. Neither the STOCKHOLDERS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of DISTRIBUTORS.

                  (i) No Debt Owed by DISTRIBUTORS to STOCKHOLDERS. Except as set forth in Schedule 2(i) attached hereto, DISTRIBUTORS does not owe any money, securities, or property to either the STOCKHOLDERS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that DISTRIBUTORS may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

                  (j) Corporate Records. All of DISTRIBUTORS' books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

                  (k) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to HOLDINGS in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

                  (l) Validity of this Agreement. All corporate and other proceedings required to be taken by the STOCKHOLDERS and by DISTRIBUTORS to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the STOCKHOLDERS and by DISTRIBUTORS, and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights and the application of general rules of equity. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or
conditions  of,  or  constitute  a  default  under  or  violate,   DISTRIBUTORS'
Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which DISTRIBUTORS or the STOCKHOLDERS is a party or is bound or may be affected, nor, to DISTRIBUTORS knowledge, will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by DISTRIBUTORS can continue to be so conducted after completion of the transactions contemplated hereby.

                  (m)  Consents and  Approvals;  Compliance  with Laws.  Neither
DISTRIBUTORS nor the STOCKHOLDERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of DISTRIBUTORS has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

                  (n) Access to Books and Records. PACIFIC and HOLDINGS will have full and free access to DISTRIBUTORS' books during the course of this transaction prior to Closing, during regular business hours on reasonable notice.

                  (o) Acquisition for Investment. The Stockholders are acquiring the PACIFIC Common Stock for investment and not with a view towards the public distribution thereof. The Stockholders are aware that the Pacific Common Stock is not registered under the `33 Act and that the certificates evidencing such shares will contain an appropriate restrictive legend to that effect.

         3. Warranties, Representations and Covenants of PACIFIC, HOLDINGS and MANAGEMENT. To induce the STOCKHOLDERS and DISTRIBUTORS to enter into this Agreement and to complete the transaction contemplated hereby, PACIFIC, HOLDINGS and MANAGEMENT jointly and severally warrant, represent and covenant to DISTRIBUTORS and the STOCKHOLDERS that:

                  (a) Organization and Standing. PACIFIC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Other than HOLDINGS, PACIFIC has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.

                  (b) Capitalization. PACIFIC's entire authorized equity capital consists of 100,000,000 shares of voting common stock, $.001 par value and no shares of preferred stock, PACIFIC presently has 137,283 Shares of its Common Stock issued and outstanding. After giving effect to the issuance of 227,717 shares to the CONSULTANT, as described in Section 9 hereof, PACIFIC will have issued and outstanding 10,365,000 shares of voting common stock, $.001 par value, including the 10,000,000 shares of common stock being issued to the STOCKHOLDERS pursuant to this Agreement, and no shares of preferred stock issued.. Upon issuance, all of the PACIFIC Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of PACIFIC's equity securities are set forth in the Certificate of Incorporation, as amended and PACIFIC's By-Laws (annexed as Schedule 3(b) hereto). There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which PACIFIC is bound, providing for the issuance of any additional shares of common stock or any other voting or equity security. The By-Laws of PACIFIC provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of PACIFIC. As of the Closing the 10,000,000 shares being issued to and acquired by the STOCKHOLDERS will constitute 96.5% of the PACIFIC Common Stock that will then be issued and outstanding (including all shares issued on account of consulting fees), which includes, inter alia, that same percentage of PACIFIC's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

                  (c) Ownership of Shares. By issuance of the PACIFIC Common Stock to the STOCKHOLDERS pursuant to this Agreement, the STOCKHOLDERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such PACIFIC Common Stock will not have been registered under the `33 Act, or any applicable state securities laws.

                  (d) Significant Agreements. PACIFIC is not and, at Closing, will not be bound by any agreements, including without limitation, agreements in any of the categories listed below, except for those specifically listed in
Schedule 3(d) hereto:


                           (i)      Employment, advisory or consulting contract;

                           (ii) Plan providing for employee benefits of any nature;

                           (iii)    Lease  with   respect  to  any  property  or
                                    equipment;

                           (iv)     Contract  or  commitment   for  any  current
                                    expenditure;

                           (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

                           (vi)     Contract,   agreement,   understanding,   or
                                    commitment    relating    to   a    business
                                    arrangement; and

                           (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

                  (e) Taxes. PACIFIC has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. PACIFIC's income tax returns have never been audited by any authority empowered to do so.

                  (f) Absence of Liabilities. At and as of the Closing Date neither HOLDINGS nor PACIFIC will have any liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which PACIFIC and HOLDINGS agree to be responsible and to pay in full at or before the Closing.

                  (g) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting HOLDINGS, PACIFIC or against any of the MANAGEMENT and arising out of their operation of HOLDINGS or PACIFIC. Each of HOLDINGS and PACIFIC has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the `33 Act, the `34 Act, the Rules and Regulations of the

SEC, or the Securities Laws and Regulations of any state. Neither HOLDINGS or PACIFIC is an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. PACIFIC is required to file reports pursuant to Section 12(g) of the `34 Act and is now and as of the Closing will be current in its filings. Schedule 3(g) sets forth all securities filings made by PACIFIC since January 1, 1997.

                  (h) Corporate Records. All of HOLDINGS' and PACIFIC's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by DISTRIBUTORS' authorized representatives prior to the Closing as provided by Section 4(l) herein, and will be delivered to HOLDINGS new management at the Closing.

                  (i) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to DISTRIBUTORS in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

                  (j) Validity of this Agreement. All corporate and other proceedings required to be taken by each of HOLDINGS and PACIFIC to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by HOLDINGS and PACIFIC, and constitutes a valid and binding obligation of each of HOLDINGS and PACIFIC enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, HOLDINGS' or PACIFIC's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which either HOLDINGS or PACIFIC is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.

                  (k) Consents and Approvals; Compliance with Laws. Neither HOLDINGS, PACIFIC nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of each of HOLDINGS and PACIFIC has been operated in compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

                  (l) Access to Books and Records. DISTRIBUTORS and STOCKHOLDERS will have full and free access to HOLDINGS' and PACIFIC's books and records during the course of this transaction prior to and at the Closing on reasonable notice.

                  (m) HOLDINGS and PACIFIC Financial Statements. At or before the Closing, PACIFIC and will provide DISTRIBUTORS with (a) PACIFIC's audited financial statements for the 1997 and 1998 fiscal years, which will be certified in accordance with GAAP by independent certified public accountants with substantial SEC experience, and which comply with applicable Federal securities laws and regulations including Regulation S-X, (b) unaudied financial statements for DISTRIBUTORS for the 1999 fiscal year,, and (c) HOLDING's unaudited financials (internally generated) as of the date hereof. There will have been no material change in the business, assets, or condition (financial or otherwise) of HOLDINGS or PACIFIC since the date of such financial statements to the Closing.

                  (n) HOLDINGS' Financial Condition. As of the Closing, HOLDINGS will have no assets orliabilities.

                  (o) Directors' Approval. Prior to the signing of this Agreement, each of HOLDINGS' and PACIFIC's Board of Directors and HOLDING's shareholders, by meeting or consent, will duly and properly authorize this Agreement and the matters described herein.

                  (p) The PACIFIC Common Stock. All of the PACIFIC Common Stock issued to the STOCKHOLDERS shall be validly issued, fully-paid non-assessable shares of PACIFIC Common Stock, with full voting rights, dividend rights, and tight to receive the proceeds of liquidation, if any, as set forth in PACIFIC's Certificate of Incorporation.

                  (q) Trading of PACIFIC Stock. PACIFIC's Common Stock is now and as of the Closing will be traded on the NASDAQ Bulletin Board (Symbol:
PDVC); no further action must be taken before the Closing for continued trading on the Bulletin Board, except after the Closing a Current Report on Form 8-K must be filed, which will be the responsibility of PACIFIC's new management.

                  (r) Disclosure. No representation or warranty by PACIFIC in this Agreement, nor any statement, certificate or Schedule furnished, or to be furnished, by or on behalf of PACIFIC pursuant to this Agreement, nor any document or certificate delivered to DISTRIBUTORS pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein not misleading. PACIFIC has no knowledge of any unasserted claim, the assertion of which is likely and that, if asserted, will be for legal or equitable relief that, if granted, would have a material adverse effect on PACIFIC or the transaction contemplated hereby. No injunction, stay or restraining order is in effect prohibiting the consummation of any of the transactions contemplated by this Agreement.

                  (s) SEC Reports. PACIFIC has heretofore delivered to DISTRIBUTORS and the STOCKHOLDERS complete and correct copies of the securities filings listed on Schedule 3(g) as filed by PACIFIC with the Securities and Exchange Commission pursuant to the `33 Act and the `34 Act (collectively, the "SEC Reports"), which are all such SEC Reports required to be filed or submitted to the SEC and all of which have complied in all material respects with the `33 Act and the `34 Act. As of their respective dates, the SEC Reports, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4. Representations and Warranties Regarding HOLDINGS. PACIFIC, HOLDINGS and MANAGEMENT jointly and severally represent and warrant to the STOCKHOLDERS and DISTRIBUTORS as follows:

         (a) Organization. HOLDINGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly owned subsidiary of PACIFIC. There are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating PACIFIC or HOLDINGS, contingently or otherwise, to issue or sell any shares of capital stock of HOLDINGS or any securities convertible into or exchangeable for any such shares, and no authorization therefore has been given.

         (b) Authority Relative to this Agreement. HOLDINGS has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by HOLDINGS' Board of Directors and approved by its sole stockholder, and no other corporate proceedings on the part of HOLDINGS are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

         (c) Binding Agreement. This Agreement has been duly and validly executed and delivered by HOLDINGS and constitutes the legal, valid and binding obligation of HOLDINGS, enforceable against HOLDINGS in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally.

         (d) HOLDINGS Common Stock. HOLDINGS Common Stock issued to PACIFIC is validly issued, fully-paid and non-assessable.

         (e) Special Purpose Subsidiary. Holdings is a wholly-owned subsidiary of PACIFIC and has been organized by PACIFIC solely for the purpose of entering into this Agreement and consummating the Merger. HOLDINGS has not engaged, and prior to the Merger will not engage, in any other business or activity.

         5. Survival of Representations and Warranties; Indemnification. All representations, warranties, and agreements of the STOCKHOLDERS, DISTRIBUTORS and PACIFIC contained herein (including all schedules annexed hereto) or in any document, statement, certificate or other instrument referred to herein or delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing Date. MANAGEMENT hereby agrees, jointly and severally, to indemnify, defend, and hold harmless DISTRIBUTORS and the STOCKHOLDERS from and against any damage, loss liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by HOLDINGS, PACIFIC or MANAGEMENT in this Agreement.

         6. Conditions Precedent to Closing. (a) The obligations of DISTRIBUTORS and the STOCKHOLDERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

                  (i) That PACIFIC's, HOLDINGS' and MANAGEMENT'S representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time;

                  (ii) That PACIFIC, HOLDINGS and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

                  (iii) That DISTRIBUTORS shall have received a legal opinion from counsel to HOLDINGS and PACIFIC that the representations and warranties contained in Sections 3(a), (b), (g), (j), and (p), and Sections 4(a), (b), (c)
(d) and (e) are true and correct as of the Closing Date, and that the actions described in Section 6(a)(iv) and Section 6(a)(v) herein can be effected without approval of PACIFIC's stockholders;

                  (iv) That PACIFIC shall have made all necessary filings and given all necessary notices, including without limitation the notice of the reverse split required by Rule 10b-17 under that Act, and the notice to its stockholders of the transactions referenced herein;

                  (v) That PACIFIC's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; previously consummated approved the reverse split of PACIFIC's outstanding Common Stock without changing either the authorized shares or the par value; approved the resignation of all of PACIFIC's current directors and the election of up to five designees of DISTRIBUTORS to serve as directors in place of PACIFIC's current directors; and will have approved such other changes as are consistent with this Agreement and approved by DISTRIBUTORS; and

                  (vi) That HOLDINGS' Board of Directors and Shareholder, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the resignation of all of HOLDINGS' current directors and the election of up to five designees of DISTRIBUTORS to serve as directors in place of HOLDINGS' current directors; and will have approved such other changes as are consistent with this Agreement and approved by DISTRIBUTORS.

         (b) The obligations of HOLDINGS, PACIFIC and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                  (i) That DISTRIBUTORS' and the STOCKHOLDERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

                  (ii) That DISTRIBUTORS and the STOCKHOLDERS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and

                  (iii) That HOLDINGS shall have entered into for delivery at the Closing, the Consulting Agreements attached hereto as Exhibit F and Exhibit G.

                  (iv) That no STOCKHOLDER shall have exercised its dissenters rights under the GCL.

         7. Termination and Abandonment. This Agreement may be terminated and the Merger provided for by this Agreement may be abandoned without liability on the part of any party to the other, on or before the Closing Date:

                  (a) by mutual consent of PACIFIC and the STOCKHOLDERS;

                  (b)  by  PACIFIC  if any of  the  conditions  provided  for in
Section 6 of this Agreement have not been met on or before 30 days from the date hereof and have not been waived by PACIFIC in writing; or

                  (c) by the STOCKHOLDERS if any of the conditions provided for in Section 7 of this Agreement have not been met on or before 30 days from the date hereof and have not been waived by the STOCKHOLDERS in writing.

         In the event of termination and abandonment by any party, as above provided in this Section 7, prompt written notice shall be given to the other party.

         8. Closing Date. The closing with respect to the transactions contemplated hereunder (the "Closing") shall take place at the offices of Samuel Goldman & Associates, 260 Madison Avenue, New York, New York, at 10:00 a.m. local time on January 25, 2000, or at such other date as may agreed by the parties. The date on which the Closing takes place is sometimes referred to in this Agreement as the "Closing Date." At the Closing, the following deliveries shall be made:

         (a)      The STOCKHOLDERS shall deliver to PACIFIC the following:

                  (1) a certificate of fulfillment of conditions signed by the President and Treasurer of DISTRIBUTORS, referred to in subsection (i) of
Section 6(a) hereof;

                  (2) a certificate of good standing for DISTRIBUTORS;

                  (3) certificates representing all of DISTRIBUTORS Common Stock as set forth on Exhibit B and;

                  (4) such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement, executed by STOCKHOLDERS as PACIFIC shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

                           (b) PACIFIC shall deliver to the STOCKHOLDERS the following:

                  (1) stock certificates (the "PACIFIC Stock Certificates") representing 10,000,000 PACIFIC Common Stock;

                  (2) a certificate of fulfillment of conditions signed by the President and Secretary of PACIFIC;

                  (3)      the opinion of counsel for PACIFIC;

                  (4)      certificates   of  good   standing  for  PACIFIC  and
                           HOLDINGS;

                  (5) the Consulting Agreements set forth as Exhibit F and Exhibit G hereto; and

                  (6) such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement, executed by STOCKHOLDERS as PACIFIC shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

         9. Fees and Commissions. Except as described in this Section 9, no broker, finder, or other person or entity is entitled to any fee or commission from HOLDINGS, PACIFIC or DISTRIBUTORS for services rendered on behalf of HOLDINGS or DISTRIBUTORS in connection with the transactions contemplated by this Agreement. As compensation for its services in initiating this transaction and ongoing consulting services to HOLDINGS, PACIFIC and DISTRIBUTORS, PACIFIC agrees to issue to JOHN VORNLE (the "CONSULTANT"), a total of 227,717 post-reverse split shares. Such shares shall be issued at Closing pursuant to the Consulting Agreement attached hereto as Exhibit G, and shall be registered at or before the Closing under the `33 Act pursuant to a Registration Statement on Form S-8. The CONSULTANT hereby acknowledges that, upon his receipt of such 227,717 shares, and the registration of the 227,717 shares on Form S-8, HOLDINGS, PACIFIC, DISTRIBUTORS, and the STOCKHOLDERS shall have no further obligation to compensate the CONSULTANT.

         10.      Miscellaneous.

         (a) Nature and Survival of Representations. All statements contained in any certificate, instrument, schedule or document executed and delivered by any of the parties pursuant to the terms of this Agreement shall be deemed representations and warranties by the respective parties hereunder. All representations and warranties made by the parties each to each other in this Agreement or pursuant hereto shall survive, except to the extent waived in writing by the parties hereto, the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them. Each Exhibit and Schedule delivered in accordance with this Agreement shall be deemed to include and refer to every other Schedule hereto.

         (b) Entire Agreement. This Agreement, together with the Schedules and Exhibits delivered pursuant to this Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty, or representation, other than as expressly set forth or provided for in this Agreement, or as may be, on or subsequent to the date hereof, set forth in writing and signed by the party to be bound thereby. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.



         (c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors in interest of the respective parties hereto.

         (d) Laws Governing. This Agreement shall be construed and interpreted according to the law of the State of Delaware as applied to contracts executed and performed in the State of Delaware, without regard to principles of conflicts of law.

         (e) Assignment. This Agreement shall not be assigned by the STOCKHOLDERS or PACIFIC except by operation of law; provided, however, that each of the STOCKHOLDERS shall have the right to have any or all of his or her PACIFIC Common STOCK issued by PACIFIC at Closing in the name of one or more third parties designated by such STOCKHOLDER, subject to the terms and conditions of Section 1(h).

         (f) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, overnight courier, or telecopied or if mailed, by certified mail, with first-class postage prepaid, in each case addressed as follows: (a) if to DISTRIBUTORS or the STOCKHOLDERS, or any of them, to 191 Post Road West, Westport CT. 06880, or to such other person and place as DISTRIBUTORS or a STOCKHOLDER shall furnish to PACIFIC in writing, with a copy to Samuel Goldman, Esq., Samuel Goldman & Associates, 260 Madison Avenue, New York, New York 10016, Telecopy No. (212) 725-0805; and (b) if to HOLDINGS or PACIFIC, to Glenn A. Little, 211 West Wall Street, Midland, Texas 79701, Telecopy No. 915-682-2560 or to such other person and place as HOLDINGS or PACIFIC shall furnish to DISTRIBUTORS in writing, with a copy to Steven L. Siskind, Esq., Suite 403, 645 Fifth Avenue, New York, New York 10022, Telecopy No.: (212) 838-7982. All notices shall be deemed given upon receipt.

         (g) Further Instruments. Each of the parties hereto will, on and after the Closing Date, execute and deliver or cause to be executed and delivered such other documents as the other parties hereto may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         (h) Counterparts.  This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (i) Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         (j) Expenses. Except as otherwise provided in this Agreement, PACIFIC, on the one hand, and the STOCKHOLDERS and DISTRIBUTORS on the other hand, shall bear their own respective expenses, including professional fees, incurred in connection with this Agreement.

         (k) Confidentiality. Each party shall maintain the existence of this Agreement and the terms and conditions described herein ("Confidential Information") strictly confidential. No party may disclose any Confidential Information to any third party (other than to its legal, accounting or financial advisors) without the prior consent of the other party. Any press release will be subject to the prior consent of the parties. However, the parties acknowledge that PACIFIC shall have the right to make any press release or other disclosure required to be made by PACIFIC, in its discretion, in order for it to comply with any federal or state securities laws and that the contents of such disclosure shall be at PACIFIC's discretion; provided, however, that PACIFIC shall deliver a copy thereof to the STOCKHOLDERS prior to its release or disclosure, and shall consult with the STOCKHOLDERS concerning the contents thereof.

         (l) Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                      (THE NEXT PAGE IS THE SIGNATURE PAGE)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PACIFIC DEVELOPMENT CORPORATION

By:
   ----------------------
Name: Glenn A. Little
Title: President

CHESHIRE HOLDINGS, INC.

By:
   ---------------------
Name: Glenn A. Little
Title: President

MANAGEMENT:

---------------------------------
Glenn A. Little, as President and Individually


-----------------------
Matthew Blair, Secretary

CHESHIRE DISTRIBUTORS, INC.

By:
   --------------------
Name:Lev Greenberg
Title: President

STOCKHOLDERS:

----------------------------------
Lev Greenberg, Individually

----------------------------------
Gilad Gat, Individually

----------------------------------
Amir Rosenthal, Individually

----------------------------------
Willem Oost Lievense, Individually

Bisconti Overseas Ltd.


By:
   -------------------------------
   Its:


Gloster Holdings, LLC

By:
   -------------------------------
   Samuel Goldman, Managing Member


Mackler Owings Mills Limited Partnership

By:
   ------------------------------
   , Its

                                    EXHIBIT A

                 PACIFIC DEVELOPMENT CORPORATION ("PACIFIC") AND

                      CHESHIRE HOLDINGS, INC. ("HOLDINGS"):

                       PRINCIPAL STOCKHOLDERS AND OFFICERS

PACIFIC

OFFICERS:

President: Glenn A. Little
Secretary: Matthew Blair

HOLDINGS

OFFICERS:

President: Glenn A. Little
Secretary: Matthew Blair

                                    EXHIBIT B

                                  STOCKHOLDERS

                                    EXHIBIT A

                        SHARES OWNED BY THE SHAREHOLDERS

     Name of                                        Number of  Certificate
   Shareholder                                      Shares        Number

Lev Greenberg ...................................    1709           1
Amir Rosenthal ..................................      82           2
Gilad Gat .......................................     102           3
Bisconti Overseas Ltd. ..........................      65           4
Gloster Holdings, Inc. ..........................      16           5
Willem Oost Livense .............................       6           6
Mackler Owings Mills Limited Partnership ........      22           7
Bisconti Overseas Ltd. ..........................      15           8

                                    EXHIBIT C

                          CHESHIRE DISTRIBUTORS, INC.:

                       POST MERGER DIRECTORS AND OFFICERS

DIRECTORS:   Lev Greenberg, Chairman
                    Gilad Gat
                    Willem Oost-Lievense

OFFICERS:

President: Lev Greenberg

Senior Vice President and Chief Executive Officer: Willem Oost-Lievense

Vice President and Treasurer: Gilad Gat

Secretary: Samuel Goldman

                                    EXHIBIT D

                          FORM OF CERTIFICATE OF MERGER

                               AGREEMENT OF MERGER

                                       OF

                           CHESHIRE DISTRIBUTORS, INC.

                                       AND

                             CHESHIRE HOLDINGS, INC.

         AGREEMENT OF MERGER approved on January __, 2000 by Cheshire Distributors, Inc., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved on January __, 2000 by Cheshire Holdings, Inc., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

         WHEREAS Cheshire Distributors, Inc. is a business corporation of the State of Delaware with its registered office therein located at
_________________________,     City    of     ________________,     County    of
__________________; and

         WHEREAS   the  total   number  of  shares  of  stock   which   Cheshire
Distributors, Inc. has authority to issue is 3,000, all of which is of one class and of a par value of $.01 each; and

         WHEREAS Cheshire Holdings, Inc. is a business corporation of the State of Delaware with its registered office therein located at
_________________________,     City    of     ________________,     County    of
__________________; and

         WHEREAS the total number of shares of stock which Cheshire Holdings, Inc. has authority to issue is _______, all of which is of one class and of a par value of _____ each; and

         WHEREAS Cheshire Distributors, Inc. and Cheshire Holdings, Inc. and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Cheshire Distributors, Inc. with and into Cheshire Holdings, Inc. pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

         BOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Cheshire Distributors, Inc. and duly approved by a resolution adopted by the Board of Directors of Cheshire Holdings, Inc., the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.


         1. Cheshire Distributors, Inc. and Cheshire Holdings, Inc. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Cheshire
Holdings, Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation law of the State of Delaware.

         2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation and said certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

         3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

         4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into 4,957.858 shares of common stock of Pacific Development Corporation, a Colorado corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time of the merger shall continue to represent one issued share of the surviving corporation.

         6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

         7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, and deliver, file, and record any and all instruments, papers, and documents which shall be necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger and of the merger herein provided for.

         8. The effective time of the Agreement of Merger, and the time when the merger therein agreed upon shall become effective, shall be upon the filing of this Agreement of Merger with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, this Agreement of Merger is hereby signed upon behalf of each of the constituent corporations parties thereto.

Dated:  January __, 2000

                                            CHESHIRE DISTRIBUTORS, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



Dated:  January __, 2000

                                            CHESHIRE HOLDINGS, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                           CERTIFICATE OF SECRETARY OF

                           CHESHIRE DISTRIBUTORS, INC.

         The undersigned, being the Secretary of Cheshire Distributors, Inc., does hereby certify that written consent has been given to the adoption of the foregoing Agreement of Merger by the holders of all of the outstanding stock of said corporation, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Dated:  January __, 2000

                                                 -------------------------------
                                                 Name:
                                                 Title:  Secretary

                           CERTIFICATE OF SECRETARY OF

                             CHESHIRE HOLDINGS, INC.

         The undersigned, being the Secretary of Cheshire Holdings, Inc., does hereby certify that the foregoing Agreement of Merger has been adopted upon behalf of said corporation pursuant to the provisions of Subsection (f) of
Section 251 of the General Corporation Law of the State of Delaware, and that, as of the date of this Certificate, the outstanding shares of said corporation were such as to render the provisions of Subsection (f) applicable.

Dated:  January __, 2000

                                                -------------------------------
                                                Name:
                                                Title:  Secretary


                                    EXHIBIT E

               STOCKHOLDER'S POST-MERGER STOCKHOLDINGS IN PACIFIC

Stockholder                     Pre-Merger Cheshire Shares    Post-Merger Pacific Shares
-----------                     --------------------------    --------------------------

Lev Greenberg ............................... 1709                    8,472,979
Amir Rosenthal ..............................   82                      406,544
Gilad Gat ...................................  102                      505,702
Bisconti Overseas Ltd. ......................   80                      396,628
Gloster Holdings, Inc. ......................   16                       79,327
Willem Oost-Lievense ........................    6                       29,747
Mackler Owings Mills Limited Partnership ....   22                      109,073


                                    EXHIBIT F

                              CONSULTING AGREEMENT

         AGREEMENT made as of the day of January 2000, by and between CHESHIRE DISTRIBUTORS, INC., a Delaware corporation having an address at 191 Post Road West, Westport CT. 06880 (the "Company") and GLEN A. LITTLE, having an address at 211 West Wall Street, Midland, Texas 79701 (the "Consultant").

                                 R E C I T A L S

         A. The Consultant is the President of PACIFIC DEVELOPMENT CORPORATION, a Colorado corporation ("Pacific");

         B. As of the date hereof, the Company is entering into an agreement and plan of merger (the "Merger Agreement") with Pacific, and its wholly owned subsidiary, CHESHIRE HOLDINGS, INC., a Delaware corporation ("Holdings"), among others, pursuant to which the Company will be merged with and into Holdings, and the shareholders of the Company will receive common stock of Pacific (subsequent to the merger, the "Surviving Corporation");

         C. The Company desires to retain and utilize the services of the Consultant to enhance the growth and profitability of the Surviving Corporation, and the Consultant is willing to serve as a consultant to the Surviving Corporation; and

         D. Consultant acknowledges that while in the service of the Company and/or any affiliate thereof, and for the Company and its subsidiaries and affiliates to operate efficiently and profitably, Consultant will be exposed to, and the Company must take reasonable steps to protect its ideas, methods, developments, strategies, business plans and financial and other information of the Company which are confidential and/or proprietary in nature and which are of significant value to other persons or entities that operate in the Company's industry.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                               A G R E E M E N T S

         1. Consulting Services. The Company hereby engages Consultant as an in-dependent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement. Consultant shall not have any authority to bind or act on behalf of the Company. Consultant shall consult with the Company regarding (a) financial, marketing and investor relations matters and (b) such other matters as the Consultant and the Company may periodically agree. Consultant shall be free to determine the time and location and the manner in which he shall render the consulting services described herein and he shall not be required to devote any minimum number of hours per year to rendering such services.

         2. Term. This Agreement shall terminate on the second anniversary date of this Agreement. Thereafter, this Agreement may be renewed by the Consultant and the Board of Directors of this Company on such terms as the parties may agree in writing. As used herein, the term "term" refers to the entire period of engagement of the Consultant hereunder, including any extensions.

         3. Company Defined. For purposes of this Agreement, the term "Company" shall, unless the context dictates otherwise, also mean any of the Company's subsidiaries or affiliates.

         4. Compensation. The Consultant shall receive as full compensation for his services during the Term of this Agreement a fee equal to $275,000. The Consultant's fee shall be payable upon the execution of this Agreement by wire transfer as instructed by the Consultant. Said fee shall be the only compensation of any kind payable to the Consultant hereunder unless previously agreed in writing by the Company.

         5. Expenses. Subject to the Company's prior written approval in each instance, the Company shall reimburse the Consultant for his normal and reasonable expenses incurred in the performance of the Consultant's duties hereunder including for travel, entertainment and similar items. As a condition of reimbursement, the Consultant agrees to provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail to allow the Company to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made monthly.

         6. Confidentiality And Competitive Activities. The Consultant agrees that during the term he is in a position of special trust and confidence and has access to confidential and proprietary information about the Company's business and plans. The Consultant agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition, in any manner whatsoever, with the Company. Notwithstanding anything in the foregoing to the contrary, the Consultant shall be allowed to invest as a shareholder in publicly traded companies, or through a venture capital firm or an investment pool.

         7. Trade Secrets.

         A. Special Techniques. It is hereby agreed that the Company has developed or acquired certain technology, know-how, unique or special methods, processes and techniques, trade secrets, special written marketing plans and special customer arrangements, supplier and customer lists and arrangements, and other proprietary rights and confidential information and shall during the term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the "Company's Property"). It is expected that the Consultant will gain knowledge of and utilize the

         Company's Property during the course and scope of the term, and will be in a position of trust with respect to the Company's Property.

         B. Company's Property. It is hereby agreed that the Company's Property shall remain the Company's sole property. If the Consultant's engagement is terminated, for whatever reason, the Consultant agrees not to copy, make known, disclose or use, any of the Company's Property without the Company's prior written consent which shall not be unreasonably withheld. In such event, The Consultant further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any prior proprietary contractual relationship that the Company may have with any employee, customer, contractor, suppliers, representative, or distributor for two (2) years from the date of termination of this Agreement. The Consultant agrees upon termination of engagement to deliver to the Company all confidential papers, documents, records, lists and notes (whether prepared by the Consultant or others) comprising or containing the Company's Property. The Consultant recognizes that violation of covenants and agreements contained in this Section 6 may result in irreparable injury to the Company which would not be fully compensable by way of money damages.

         C. Covenant Not to Compete. For a period of two (2) year from the date of any termination of the Consultant's engagement with the Company, the Consultant shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activities which are the same as, or competitive with, the activities in which the Company is then engaged.

         8. Independent contractor status. In furnishing Consultant's services hereunder, the Consultant shall be acting as an independent contractor in relation to the Company. Accordingly, the Consultant shall have no authority to act for or on behalf of the Company or to bind the Company without its express written consent and shall not be considered as having employee status for the purpose of any employee benefit plan applicable to the Company's employees generally.

         9. Miscellaneous.

         A. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

         B. No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.


         C. Personal Services. It is understood that the services to be performed by the Consultant hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by the Consultant. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Company.

         D. Severability. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

         E. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, applicable to contracts between residents of New York entered into and to be performed entirely within Delaware.

         F. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

         G. Merger, Transfer of Assets, or Dissolution of the Company. This Agreement shall not be terminated by any dissolution of the Company resulting from either merger or consolidation in which the Company is not the consolidated or surviving company or a transfer of all or substantially all of the assets of the Company. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting company or to the transferee of the assets.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

CHESHIRE DISTRIBUTORS, INC.

By:
   -------------------------
            President

CONSULTANT

--------------------------
Glenn A. Little

                                    EXHIBIT G

                              CONSULTING AGREEMENT

         AGREEMENT made as of the __ day of January 2000, by and between PACIFIC DEVELOPMENT CORPORATION, a Colorado corporation having an address c/o Cheshire Distributors, Inc., 191 Post Road West, Westport CT. 06880 (the "Company") and JOHN VORNLE, having an address at 2 Mystic Lane, Westport, CT. 06880 (the "Consultant").

                                 R E C I T A L S

         A. The Consultant has rendered valuable services to the Company, the Company desires to retain and utilize the services of the Consultant to enhance the growth and profitability of the Company, and the Consultant is willing to serve as a consultant to the Company; and

         B. Consultant acknowledges that while in the service of the Company and/or any affiliate thereof, and for the Company and its subsidiaries and affiliates to operate efficiently and profitably, Consultant will be exposed to, and the Company must take reasonable steps to protect its ideas, methods, developments, strategies, business plans and financial and other information of the Company which are confidential and/or proprietary in nature and which are of significant value to other persons or entities that operate in the Company's industry.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                               A G R E E M E N T S

         1. Consulting Services. The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement. Consultant shall not have any authority to bind or act on behalf of the Company. Consultant shall consult with the Company regarding (a) mergers and acquisitions and corporate filings and (b) such other matters as the Consultant and the Company may periodically agree. Consultant shall be free to determine the time and location and the manner in which he shall render the consulting services described herein and he shall not be required to devote any minimum number of hours per year to rendering such services.

         2. Term. This Agreement shall terminate on the second anniversary of the date of this Agreement. Thereafter, this Agreement may be renewed by the Consultant and the Board of Directors of this Company on such terms as the parties  may agree in writing.  As used  herein,  the term "term"  refers to the
entire  period  of  engagement  of  the  Consultant  hereunder,   including  any
extensions.

         3. Company Defined. For purposes of this Agreement, the term "Company" shall, unless the context dictates otherwise, also mean any of the Company's subsidiaries or affiliates.

         4. Compensation. The Consultant shall receive as full compensation for his services a fee equal to 227,717 shares of common stock of the Company (the "Shares"). The Consultant's fee shall be payable upon the execution of this Agreement by issuance to the Consultant of certificates of the Company's common stock representing the Shares. Said fee shall be the only compensation of any kind payable to the Consultant hereunder unless previously agreed in writing by the Company. It is agreed that the Shares will be registered pursuant to the Securities Act of 1933 on Form S-8, and, until such time as such registration has been completed, such Shares will bear a restrictive legend in the form in use by the Company.

         5. Expenses. Subject to the Company's prior written approval in each instance, the Company shall reimburse the Consultant for his normal and reasonable expenses incurred in the performance of the Consultant's duties hereunder including for travel, entertainment and similar items. As a condition of reimbursement, the Consultant agrees to provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail to allow the Company to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made monthly.

         6. Confidentiality And Competitive Activities. The Consultant agrees that during the term he is in a position of special trust and confidence and has access to confidential and proprietary information about the Company's business and plans. The Consultant agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition, in any manner whatsoever, with the Company. Notwithstanding anything in the foregoing to the contrary, the Consultant shall be allowed to invest as a shareholder in publicly traded companies, or through a venture capital firm or an investment pool.

         7. Trade Secrets.

         A. Special Techniques. It is hereby agreed that the Company has developed or acquired certain technology, know-how, unique or special methods, processes and techniques, trade secrets, special written marketing plans and special customer arrangements, supplier and customer lists and arrangements, and other proprietary rights and confidential information and shall during the term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the "Company's Property"). It is expected that the Consultant will gain knowledge of and utilize the Company's Property during the course and scope of the term, and will be in a position of trust with respect to the Company's Property.

         B. Company's Property. It is hereby agreed that the Company's Property shall remain the Company's sole property. If the Consultant's engagement is terminated, for whatever reason, the Consultant agrees not to copy, make known, disclose or use, any of the Company's Property without the Company's prior written consent which shall not be unreasonably withheld. In such event, the Consultant further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any prior proprietary contractual relationship that the Company may have with any employee, customer, contractor, suppliers, representative, or distributor for two (2) years for two (2) years from the date of termination of this Agreement. The Consultant agrees upon termination of engagement to deliver to the Company all confidential papers, documents, records, lists and notes (whether prepared by the Consultant or others) comprising or containing the Company's Property. The Consultant recognizes that violation of covenants and agreements contained in this Section 7 may result in irreparable injury to the Company which would not be fully compensable by way of money damages.

         C. Covenant Not to Compete. For a period of two (2) year from the date of any termination of the Consultant's engagement with the Company, the Consultant shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activities which are the same as, or competitive with, the activities in which the Company is then engaged.

         8. Independent contractor status. In furnishing Consultant's services hereunder, the Consultant shall be acting as an independent contractor in relation to the Company. Accordingly, the Consultant shall have no authority to act for or on behalf of the Company or to bind the Company without its express written consent and shall not be considered as having employee status for the purpose of any employee benefit plan applicable to the Company's employees generally.

         9.  Miscellaneous.

         A. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

         B. No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

         C. Personal Services. It is understood that the services to be performed by the Consultant hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by the Consultant. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Company.

         D. Severability. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

         E. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, applicable to contracts between residents of New York entered into and to be performed entirely within Delaware.

         F. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

         G. Merger, Transfer of Assets, or Dissolution of the Company. This Agreement shall not be terminated by any dissolution of the Company resulting from either merger or consolidation in which the Company is not the consolidated or surviving company or a transfer of all or substantially all of the assets of the Company. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting company or to the transferee of the assets.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

PACIFIC DEVELOPMENT CORPORATION

By:
   -----------------------------
      Glenn A. Little, President

CONSULTANT

----------------------------
         John Vornle

                                  SCHEDULE 2(e)

                                 PENDING ACTIONS

                                      None

                                  SCHEDULE 2(f)

                              GOVERNMENT APPROVALS

                                      None

                                  SCHEDULE 2(g)

                          CHESHIRE DISTRIBUTORS, INC.:

                             LIENS AND ENCUMBRANCES

                                      None

                                  SCHEDULE 2(i)

                          CHESHIRE DISTRIBUTORS, INC.:

                          INDEBTEDNESS TO STOCKHOLDERS

                                      None

                                  SCHEDULE 3(b)

                        PACIFIC DEVELOPMENT CORPORATION:

                    CERTIFICATE OF INCORPORATION AND BY-LAWS

                                  SCHEDULE 3(d)

                        PACIFIC DEVELOPMENT CORPORATION:

                             SIGNIFICANT AGREEMENTS

                                  SCHEDULE 3(g)

                        PACIFIC DEVELOPMENT CORPORATION:

                    SECURITIES FILINGS SINCE JANUARY 1, 1997

                                  SCHEDULE 4(d)

                            CHESHIRE HOLDINGS, INC.:

                    CERTIFICATE OF INCORPORATION AND BY-LAWS